Exhibit 99.2

Certification by a Trustee of the Frequency Electronics, Inc. 401(k) Savings Plan Pursuant to
Section 906 of the Sarbanes-Oxley Act

The Certification below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

In my capacity as a trustee of the Frequency Electronics, Inc. 401(k) Savings Plan, I hereby certify that, to the best of my knowledge, Frequency Electronics, Inc. 401(k) Savings Plan’s annual report on Form 11-K for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such annual report fairly presents, in all material respects, the financial condition and results of operations of the Frequency Electronics, Inc. 401(k) Savings Plan.

/s/ Robert Klomp

    Robert Klomp
Trustee, Frequency Electronics, Inc.
401(k) Savings Plan

Dated: July 15, 2008